Exhibit 99.1

Amplify Energy Announces Sale of Non-Operated Eagle Ford Assets

HOUSTON, July 1, 2025 — Amplify Energy Corp. (NYSE: AMPY) (“Amplify,” the “Company,” “us,” or “our”) announced today it entered into a definitive agreement to sell all of its non-operated working interest in its Eagle Ford assets to Murphy Exploration & Production Company — USA for a contract price of $23 million, subject to certain post-closing adjustments. The sale closed July 1, 2025 and has an effective date of June 15, 2025.

The net proceeds from the sale will be used to pay down debt which will enhance the Company’s liquidity. With an improved balance sheet, Amplify is considering adding back high-return Beta development wells in 2025 that it had previously deferred in May. The Company expects to provide updated full-year 2025 guidance at the time it provides second quarter operating and financial results.

Martyn Willsher, Amplify’s President and Chief Executive Officer stated, “The sale of our non-operated Eagle Ford assets is an important step forward in the transformation of Amplify Energy to a more streamlined and focused enterprise. We believe monetizing proved reserves and reinvesting those proceeds in high-return development wells at Beta will be value enhancing to our shareholders.”

Mr. Willsher continued, “Reducing debt and accelerating Beta development are core tenets of our go-forward strategy. This deal is consistent with both of these objectives, and we believe we are receiving fair value for the divested assets. We will continue to look for other opportunities that align with our strategic intent.”

About Amplify Energy

Amplify Energy Corp. is an independent oil and natural gas company engaged in the acquisition, development, exploitation and production of oil and natural gas properties. Amplify’s operations are focused in Oklahoma, the Rockies (Bairoil), federal waters offshore Southern California (Beta), and East Texas / North Louisiana. For more information, visit www.amplifyenergy.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Terminology such as “may,” “will,” “would,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “outlook,” “continue,” the negative of such terms or other comparable terminology are intended to identify forward-looking statements. These statements address activities, events or developments that we expect or anticipate will or may occur in the future. These statements include, but are not limited to, statements about the anticipated impact of this proposed sale of assets on the Company’s business and future financial and operating results, the expected use of proceeds of this sale of assets, and the Company’s expectations of plans, goals, strategies (including measures to implement strategies), objectives and anticipated results with respect thereto. These forward-looking statements involve risks and uncertainties and other factors that could cause the Company’s actual results or financial condition to differ materially from those expressed or implied by forward-looking statements. These include risks and uncertainties relating to, among other things: the ability to complete this proposed sale of assets on the anticipated terms and timetable; the possibility that various closing conditions for this proposed sale of assets may not be satisfied or waived; the Company’s evaluation and implementation of strategic alternatives; risks related to the redetermination of the borrowing base under the Company’s revolving credit facility; the Company’s ability to satisfy debt obligations; the Company’s need to make accretive acquisitions or substantial capital expenditures to maintain its declining asset base, including the existence of unanticipated liabilities or problems relating to acquired or divested business or properties; volatility in the prices for oil, natural gas and NGLs; the Company’s ability to access funds on acceptable terms, if at all, because of the terms and conditions governing the Company’s indebtedness, including financial covenants; general political and economic conditions, globally and in the jurisdictions in which we operate, including the Russian invasion of Ukraine, and ongoing conflicts in the Middle East, trade wars and the potential destabilizing effect such conflicts may pose for the global oil and natural gas markets; expectations regarding general economic conditions, including inflation; and the impact of local, state and federal governmental regulations, including those related to climate change and hydraulic fracturing, and potential changes in these regulations. Please read the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including “Risk Factors” in the Company’s Annual Report on Form 10-K, and if applicable, the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available on the Company’s Investor Relations website at https://www.amplifyenergy.com/investor-relations/sec-filings/default.aspx or on the SEC’s website at http://www.sec.gov, for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements in this press release are qualified in their entirety by these cautionary statements. Except as required by law, the Company undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contacts

Jim Frew -- Senior Vice President and Chief Financial Officer

(832) 219-9044

jim.frew@amplifyenergy.com

Michael Jordan -- Director, Finance and Treasurer

(832) 219-9051

michael.jordan@amplifyenergy.com